EXHIBIT 99.1

                             [GOAMERICA LETTERHEAD]

CONTACT:    Investor Relations
201-996-1717
investors@goamerica.com

                    GOAMERICA REVERSE STOCK SPLIT IMPLEMENTED

       Action Effects Split Authorized By Stockholders at Special Meeting

Hackensack, NJ--May 17, 2004-- GoAmerica, Inc. (Nasdaq: GOAM) today announced that it has filed an amendment to its Amended and Restated Certificate of Incorporation to effect a reverse stock split of GoAmerica's common stock based upon a ratio of one-for-ten.

At a special meeting of stockholders held March 10, 2004, the stockholders of GoAmerica voted to grant the Board of Directors the discretionary authority to effect the reverse stock split of GoAmerica's common stock.

The record date for the reverse stock split is Friday, May 14, 2004 and the reverse stock split was effective as of the close of trading on Friday, May 14, 2004. On a pre-split basis, GoAmerica had 164,519,884 shares of common stock outstanding. The reverse stock split reduced the number of shares of common stock outstanding to approximately 16,451,988. The reverse stock split affects all GoAmerica common stock, stock options and warrants outstanding immediately prior to the effective time of the reverse stock split. GoAmerica will pay cash in lieu of fractional shares based on the daily average of the high and low prices of the common stock as reported on the Nasdaq Small Cap Market for the five trading-day period ending on the sixth trading-day after the effective time of the reverse split.

Stockholders as of the record date will receive instructions for exchanging pre-split old common stock certificates for post-split new common stock certificates from GoAmerica's transfer agent, American Stock Transfer & Trust Company. For more information regarding the reverse stock split, stockholders are urged to review the Company's Proxy Statement dated February 13, 2004.

In order to indicate the effect of the reverse split to the investment community, Nasdaq will amend GoAmerica's ticker symbol to "GOAMD" for a period of twenty trading-days, commencing on Monday, May 17, 2004. After such time, the Company's ticker symbol will revert to "GOAM".

ABOUT GOAMERICA
GoAmerica(R) is a leading provider of wireless telecommunications services for people with hearing loss. The Company's vision is to improve the quality of life for people who are deaf or hard of hearing by being their premier provider of innovative communication services. WyndTell(R)--a GoAmerica service--is the wireless service of choice for thousands of deaf consumers across the U. S., and was recognized for Excellence in Universal Design and Technology, by the California Governor's Committee for the Employment of Disabled Persons.

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For more information,  visit  www.goamerica.com or contact GoAmerica directly at
TTY 201-527-1520, voice 201-996-1717.

The statements contained in this news release (including our estimate regarding the availability and sufficiency of cash resources) that are not based on historical fact are "forward-looking statements" within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements may be identified by the use of forward-looking terminology such as "may", "will", "expect", "estimate", "anticipate", "continue", or similar terms, variations of such terms or the negative of those terms. Such forward-looking statements involve risks and uncertainties, including, but not limited to: (i) our limited operating history; (ii) our ability to successfully manage our strategic alliance with EarthLink; (iii) our dependence on EarthLink to provide billing, customer and technical support to certain of our subscribers; (iv) our ability to respond to the rapid technological change of the wireless data industry and offer new services; (v) our dependence on wireless carrier networks; (vi) our ability to respond to increased competition in the wireless data industry; (vii) our ability to integrate acquired businesses and technologies; (viii) our ability to generate revenue growth; (ix) our ability to increase or maintain gross margins, profitability, liquidity and capital resources; and (x) our ability to manage our remaining operations; and (xi) difficulties inherent in predicting the outcome of regulatory processes. Such risks and others are more fully described in the Risk Factors set forth in our filings with the Securities and Exchange Commission. Our actual results could differ materially from the results expressed in, or implied by, such forward-looking statements. Each reference in this news release to "GoAmerica", the "Company" or "We", or any variation thereof, is a reference to GoAmerica, Inc. and its subsidiaries. "GoAmerica" and "WyndTell" are registered trademarks of GoAmerica. "Go.Web", "Go.Web Enterprise Server", "Mobile Office", and "OnPrem" are also trademarks or service marks of GoAmerica. Other names may be trademarks of their respective owners.

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